FIRST AMENDMENT TO PURCHASE AND SALE

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Amendment”) is made this 21st day of July, 2010, by and between by and between GRUBB & ELLIS EQUITY ADVISORS, LLC, a Delaware limited liability company (“Buyer”), CLC RE, LLC, a Virginia limited liability company (“CLC Seller”), and ALBEMARLE HEALTH INVESTORS, LLC, a Virginia limited liability company (“Albemarle Seller”, and together with CLC Seller, “Seller”).

WITNESSETH

A. Seller and Purchaser are parties to that certain Purchase and Sale Agreement dated June 28, 2010 relating to seven (7) properties located in the State of Virginia, and the other property described therein (the “Agreement”).

B. Seller and Purchaser desire to amend the Agreement as provided in this Amendment.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. EXTENSION OF DILIGENCE PERIOD. Under the Agreement, the term “Due Diligence Period” is defined as the period beginning upon the execution of the Agreement and extending until July 21, 2010. The parties hereby agree that the Due Diligence Period is hereby extended to July 28, 2010 with respect to the following items: (a) Medicare surveys of the Property, and (b) the condition of title to the Real Property, including Buyer’s review of title and survey, and (c) the physical condition of the Property, including without limitation zoning and code compliance, the condition of the Improvements and all environmental matters. The rights and obligations of the parties with respect under the Agreement, including without limitation the rights and obligations with respect to the Initial Deposit, the Additional Deposit and the Final Deposit that are established by the expiration of the Due Diligence Period shall be determined based upon the extended Due Diligence Period specified in this Amendment.

2. CLOSING DATE. As used in the Agreement, the term “Closing Date” shall mean August 20, 2010, which is the thirtieth (30th) day after the expiration of the original Due Diligence Period prior to its extension pursuant to the terms of this Amendment.

3. MISCELLANEOUS. As amended by this Amendment, the parties hereto agree that the Agreement remains in full force and effect. This Amendment may be executed in multiple counterparts, each counterpart being executed by less than all of the parties hereto, and shall be equally effective as if a single original had been signed by all parties; but all such counterparts shall be deemed to constitute a single agreement, and this Amendment shall not be or become effective unless and until each of the signatory parties below has signed at least one such counterpart and caused the counterpart so executed to be delivered to the other party.

Signatures follow on the next page.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.

“BUYER”:

GRUBB & ELLIS EQUITY ADVISORS, LLC

By: /s/ Jeffrey T. Hanson
Jeffrey T. Hanson
Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.

“SELLER”:

ALBEMARLE SELLER:

ALBEMARLE HEALTH INVESTORS, LLC

a Virginia limited liability company

By: /s/ James R. Pietrzak
James R. Pietrzak
Vice Chairman Manager

CLC SELLER:

CLC RE, LLC

By: CLC HEALTH INVESTORS, LLC
Its Sole Member

By: /s/ James R. Pietrzak
James R. Pietrzak
Vice Chairman Manager

“GUARANTOR”:

/s/ James R. Smith
James R. Smith
/s/ James R. Pietrzak
James R. Pietrzak